Exhibit 10.1

Separation and Release Agreement

This Separation and Release Agreement (this “Agreement”) is made and entered into by and between First Clover Leaf Financial Corp., a Maryland corporation (the “Company”), First Clover Leaf Bank, National Association, a national bank headquartered in Edwardsville, Illinois (the “Bank,” and together with the Company, the “Employer”) and William D. Barlow (“Executive,” and together with Employer, the “Parties”).

Recitals

A.           Executive is currently employed by the Company pursuant to that certain Employment Agreement by and between the Company and Executive effective as of August 19, 2011 and amended effective September 24, 2013 (the “Employment Agreement”).

B.           Executive is subject to that certain Salary Continuation Agreement by and between the Bank and Executive effective as of July 1, 2014 (the “Salary Continuation Agreement”).

C.           The Board of Directors of the Company (the “Board”) approved that certain Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and the Company dated as of April 26, 2016 (the “Merger Agreement”).

D.           Pursuant to Section 4(a)(iii) of the Employment Agreement, Executive has given notice to the Company of his intention to presently resign from his employment with the Company and the Bank within the period beginning with the approval of a Change in Control by the Board and ending 90 days following a Change in Control.

E.           The Parties have agreed that it is in their best interests for Executive to terminate his employment with the Company and the Bank effective May 5, 2016.

F.           The Parties desire to settle fully and amicably all issues between them, including any issues arising out of Executive’s employment with the Company and the termination of that employment.

Agreements

For and in consideration of the mutual promises contained herein, and for other good and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Termination of Employment. Executive’s employment with the Company and the Bank is terminated effective as of the close of business on May 5, 2016 (the “Termination Date”).

2.           Termination of Agreements. The Employer and Executive hereby acknowledge and agree to the termination of the Employment Agreement and Salary Continuation Agreement and cancellation of all rights and obligations thereunder as of the Effective Date; provided, however, that the nondisclosure provision contained in Section 14(c) and the nonsolicitation provision contained in Section 14(d) of the Employment Agreement shall continue to remain in effect for the time periods specified therein.

3.           Severance Benefits.

(a)          Severance Payment. Subject to the terms of this Agreement, Employer shall pay Executive the sum of five-hundred twenty-five thousand dollars ($525,000) (the “Severance Payment”)

payable in a single lump sum on May 13, 2016; provided, however, in no event will the Severance Payment be paid prior to the Effective Date (as defined in Section 9(g)I(v) below).

(b)          Health Insurance Benefits. Executive and Executive’s qualified beneficiaries, as applicable, shall be entitled to continuation of group health coverage following the Termination Date under the Employer’s group health plan, to the extent required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Executive shall be required, in accordance with COBRA, to pay any cost associated with such continuation coverage.

(c)          Termination of Benefits. Except as may be required by law, Executive’s participation in all employee benefit (pension and welfare) and compensation plans of the Company ceased as of the Termination Date. Except as specifically set forth herein, this Agreement shall not limit or otherwise impair Executive’s right to receive pension or similar benefit payments that are vested as of the Termination Date under any applicable tax-qualified pension plans pursuant to the terms of the applicable plan.

(d)          No Other Benefits. Aside from the benefits provided for in this Section 3, Executive shall be entitled to no other benefits under the Employment Agreement or the Salary Continuation Agreement.

4.           Executive Acknowledgement. Executive acknowledges that, subject to fulfillment of all obligations provided for herein, Executive has been fully compensated by the Employer, including under all applicable laws, and that nothing further is owed to Executive with respect to wages, bonuses, severance, other compensation, or benefits. Executive further acknowledges that the Severance Payment is consideration for Executive’s promises contained in this Agreement, and that the Severance Payment is above and beyond any wages, bonuses, severance, other compensation, or benefits to which Executive is entitled from the Employer under the terms of the Employment Agreement, the Salary Continuation Agreement or under any other contract or law that Executive would be entitled to absent execution of this Agreement.

5.           Non-Disparagement. Neither Party shall engage in any disparagement or vilification of the other Party and shall refrain from making any false, negative, critical, or disparaging statements, implied or expressed, concerning the other Party, including regarding management style, methods of doing business, quality of products or services, role in the community, or treatment of employees; and neither Party shall do anything that would damage the personal or business reputation or goodwill of the other Party. For purposes of this Agreement, the only statements attributable to the Company will be statements of the Company’s Chief Executive Officer serving as of the date of this Agreement.

6.           Non-Competition. Executive acknowledges and agrees not to compete with the Bank and the Company and any of their subsidiaries for a period of one (1) year following the Termination Date in Madison County or St. Clair County, Illinois. Executive agrees that during such period and within said counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The Parties, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive’s breach of this Section 6 agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive’s partners, agents servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive’s experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

7.           Release of Claims and Waiver of Rights. Executive, on Executive’s own behalf and on behalf of Executive’s heirs, executors, attorneys, administrators, agents, representatives, successors, and assigns, hereby fully and forever releases and discharges the Company, its predecessors, successors, parents, subsidiaries, affiliates and assigns, and its and their respective members, Executives, directors, officers, trustees, employees, agents and representatives both in their individual and official capacities, and the current and former trustees and administrators of each retirement and other benefit plan applicable to the employees and former employees of the Company, both in their official and individual capacities (collectively, the “Releasees”), from any and all liabilities, claims, demands, causes of action, suits and debts Executive now has, may have had, or may ever have, whether currently known or unknown, relating to acts or omissions as of or prior to Executive’s execution of this Agreement (the “Release and Waiver”), including any and all liabilities, claims, demands, causes of action, suits and debts:

(a)          Relating to Executive’s employment or other association with the Company, or the termination of such employment;

(b)          Relating to wages, bonuses, other compensation, or benefits;

(c)          Relating to any employment or change in control contract, including the Restrictive Covenant;

(d)          Relating to any employment law, including

  (i)          The United States and State of Illinois Constitutions,

  (ii)         The Illinois Human Rights Act,

  (iii)        The Civil Rights Act of 1964,

  (iv)        The Civil Rights Act of 1991,

  (v)         The Equal Pay Act,

  (vi)        The Employee Retirement Income Security Act of 1974,

  (vii)       The Age Discrimination in Employment Act (the “ADEA”),

  (viii)      The Older Workers Benefit Protection Act,

  (ix)        The Worker Adjustment and Retraining Notification Act,

  (x)         The Americans with Disabilities Act,

  (xi)        The Family and Medical Leave Act,

  (xii)       The Occupational Safety and Health Act,

  (xiii)      The Fair Labor Standards Act,

  (xiv)      The National Labor Relations Act,

  (xv)       The Genetic Nondiscrimination Act,

  (xvi)      The Rehabilitation Act,

  (xvii)     The Fair Credit Reporting Act,

  (xviii)    Executive Order 11246,

  (xix)      Executive Order 11141, and

  (xx)       Each other federal, state, and local statute, ordinance, and regulation relating to employment;

(e)          Relating to any right of payment for disability;

(f)          Relating to any statutory or contractual right of payment; and

(g)          For relief on the basis of any alleged tort or breach of implied or express contract under the common law of the State of Illinois or any other state, including defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, fraud, invasion of privacy, promissory estoppel, and negligence.

Executive acknowledges that statutes exist that render null and void releases and waivers of any claims, rights, demands, liabilities, actions, and causes of action that are unknown to the releasing or waiving party at the time of execution of the Release and Waiver. Executive hereby waives, surrenders, and shall forego any protection to which Executive would otherwise be entitled by virtue of the existence of any such statutes in any jurisdiction, including the State of Illinois.

8.           Exclusions from General Release. Excluded from the Release and Waiver are any claims or rights arising pursuant to this Agreement and any claims or rights that cannot be waived by law, as well as Executive’s right to file a charge with an administrative agency or participate in any agency investigation, including with the Equal Employment Opportunity Commission. Executive is, however, waiving the right to recover any money in connection with a charge or investigation and the right to recover any money in connection with a charge filed by any other individual or by the Equal Employment Opportunity Commission or any other federal or state agency, except where such waivers are prohibited by law.

9.           General.

(a)          Confidentiality of Agreement. Executive shall keep the existence and the terms of this Agreement confidential, except for Executive’s immediate family members and Executive’s legal and tax advisors in connection with services related hereto and except as may be required by law or in connection with the preparation of tax returns.

(b)          No Admissions. Employer denies that Employer or any of its affiliates, or any of their respective members, officers, directors, managers, employees, attorneys, representatives or agents, has taken any improper action against Executive, and this Agreement shall not be admissible in any proceeding as evidence of improper action by Employer or any of its affiliates or any of their employees or agents.

(c)          Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of law provisions of any jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of Illinois for the purpose of any suit, action, or other proceeding arising out of or based on this Agreement or any other agreement contemplated hereby or any subject matter hereof, whether in tort, contract, or otherwise. Each Party may be served with process in any manner permitted under State of Illinois law, or by United States registered or certified mail, return receipt requested.

(d)          Entire Agreement. This Agreement sets forth the entire agreement of the Parties regarding the subject matter hereof, and shall be final and binding as to all claims, demands, actions, and causes of action that have been or could have been advanced on behalf of Executive against the Releasees. This Agreement may not be amended, modified, altered or changed except by express written consent of the Parties.

(e)          Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

(f)          Enforcement. The provisions of this Agreement shall be regarded as divisible and separable and if any provision should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. If the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and Executive hereby consents that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement. In addition, Executive stipulates that breach by Executive of restrictions and requirements under this Agreement, including the Restrictive Covenant, will cause irreparable damage to the Releasees in the case of Executive’s breach and that the Company would not have entered into this Agreement without Executive binding Executive to these restrictions and requirements. In the event of Executive’s breach of this Agreement, in addition to any other remedies the Company may have, and without bond and without prejudice to any other rights and remedies that the Company may have for Executive’s breach of this Agreement, the Company shall be entitled to an injunction to prevent or restrain any such violation by Executive and all persons directly or indirectly acting for or with Executive.

(g)          Representations by Executive. Executive acknowledges each of the following:

(i)          Executive is legally competent to execute this Agreement and Executive has not relied on any statements or explanations made by the Company or its attorneys not otherwise set forth herein.

(ii)         Executive has been offered at least 21 days to consider this Agreement.

(iii)        Executive has been afforded the opportunity to be advised by legal counsel regarding the terms of this Agreement, including the Release and Waiver, and to negotiate such terms.

(iv)        Executive, without coercion of any kind, freely, knowingly, and voluntarily enters into this Agreement.

(v)         Executive has the right to rescind the Release and Waiver by written notice to the Company within seven (7) calendar days after Executive has signed this Agreement, and this Agreement shall not become effective or enforceable until seven (7) calendar days after Executive has signed this Agreement, as evidenced by the date set forth below Executive’s signature on the signature page hereto (the “Effective Date”). Any such rescission must be in writing and delivered by hand, or sent by U.S. Mail within such 7-day period, to First Clover Financial Corp, Inc., 6814 Goshen Road, Edwardsville, Illinois 62025, Attention: Chief Executive Officer. If delivered by U.S. Mail, the rescission must be: (i) postmarked within the 7-day period and (ii) sent by certified mail, return receipt requested.

[Signature page follows]

In Witness Whereof, the Parties have duly executed this Agreement as of the dates set forth below their respective signatures below.

First Clover Leaf Financial Corp, Inc.

By:
Name:	[ ]
Title:	[ ]

Date:

First Clover Leaf Bank, NA

By:
Name:	[ ]
Title:	[ ]

Date:

William D. Barlow

Date:

Signature Page to Separation and Release of Claims Agreement